                                                                  EXHIBIT 99.(U)



THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY ANALOGOUS STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR LAWS, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.


                           RIO GRANDE MINING COMPANY
                              WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK

                      (Void after 5:00 p.m. Pacific time,
                               on June 26, 2006)


     THIS CERTIFICATE CERTIFIES THAT FOR AND IN CONSIDERATION OF TWENTY-FIVE THOUSAND AND NO DOLLARS ($25,000.00) AND OTHER VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, BELCOR INC., a California corporation or its registered assigns (the "Holder"), is entitled to purchase from RIO GRANDE MINING COMPANY, a Nevada corporation (the "Company"), at any time from the date hereof to 5:00 p.m., Pacific time, on June 26, 2006 (the "Expiration Date"), SEVENTEEN MILLION (17,000,000) shares ("Warrant Shares") of fully paid and nonassessable shares of common stock, par value $.01 per share, of the Company ("Common Stock") at a price of $.24 per share (the "Warrant Price"), or as otherwise provided herein, subject to the provisions and upon the terms and conditions hereinafter set forth.

     This Warrant is subject to the following additional terms and conditions.

     1.   Exercisability.  Until the Expiration Date, the purchase rights
          --------------
represented by this Warrant are exercisable at the option of the Holder, either as an entirety, or from time to time for any part of the Warrant Shares which may be purchased hereunder.

     2.   Reservation of Warrant Shares.  The Company agrees at all times to
          -----------------------------
reserve a sufficient number of shares of authorized but unissued Common Stock, when and as required for the purpose of complying with the terms of this Warrant.

     3.   No Rights as Shareholder; Notices to Holder.  Nothing contained in
          -------------------------------------------
this Warrant shall be construed as conferring upon the Holder or its transferees the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

     If, however, at any time prior to the expiration of this

Warrant and prior to its exercise, any of the following events shall occur:

          (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of Company) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) there shall be any capital reorganization of Company, any reclassification or recapitalization of the capital stock of Company or any consolidation or merger of Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of Company to, another corporation, or

          (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets and business as an entirety) shall be proposed;

then in any one or more of said events, the Company shall give to the Holder (i) at least 30 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify
(i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, proposed dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, proposed disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 11 hereof.
                                         ----------

     4.  Method of Exercise; Payment; Issuance of New Warrant.
         ----------------------------------------------------

          (a) This Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant together with a duly executed Purchase Form in the form attached hereto as Exhibit A-1 at the principal office of the Company
                            -----------
at 101 Morgan Lane, Suite 180, Plainsboro, New Jersey 08536, or at such other office designated by the Company in writing to the Holder, and by payment to the Company in cash, by check, or by cancellation of Company indebtedness, of an amount equal to the then current Warrant Price (as defined in and determined in accordance with the provisions of Section 9 hereof) multiplied by the number of
                                  ---------
Warrant Shares being purchased (the "Total Exercise Price").

          (b) As a complete alternative to an exercise of this Warrant pursuant to subsection (a) hereof, the Holder may elect to exercise this Warrant in
   --------------
whole, but not in part, without being required to pay the Aggregate Warrant Price (a "Cashless Exercise") in accordance with the terms of this subsection (the "Net Issuance Right"). Upon electing a Cashless Exercise, the Holder shall be entitled to receive that number of Warrant Shares equal to the quotient obtained as the result of dividing (1) the product of (A) the excess of (i) the Fair Market Value of a Warrant Share on such date over (ii) the then current Warrant Price (as determined in accordance with the provisions of Section 9
                                                                  ---------
hereof) multiplied by (B) the number of Warrant Shares then issuable under this Warrant on such date (the "Purchasable Shares") by (2) the Fair Market Value of a Warrant Share on such date. An election to make a Cashless Exercise shall be made by surrender of this Warrant together with a duly executed Net Issuance Form in the form attached hereto as Exhibit B-1 in the manner specified in
                                    -----------
subsection (a) hereof.  For the purpose of any computation under this
- --------------
subsection, the Fair Market Value of a Warrant Share shall be deemed to be the price determined pursuant to the first applicable of the methods set forth in subsection (b)(1), (b)(2) or (b)(3) hereof.
- ---------- ------  ------    ------

          (1) If shares of Common Stock are traded on a national securities exchange, in the over-the-counter market, or on a foreign national exchange, the Fair Market Value of a Warrant Share shall be deemed to be an amount equal to the quotient determined by dividing (i) the sum of (x) an amount equal to the average of the daily closing market prices (i.e., the average of the closing bid and asked prices) for thirty (30) consecutive Trading Days prior to such determination multiplied by the then outstanding number of shares and (y) an amount equal to the then current Warrant Price (as determined in accordance with the provisions of Section 9 hereof) multiplied by the Purchasable Shares by
                  ---------
(ii) the sum of (a) the then outstanding number of shares and (b) the number of Purchasable Shares.

          (2) If the Company is subject to a "Material

Transaction" (as defined below in this subsection), the Fair Market Value of a Warrant Share shall be deemed to be an amount equal to the quotient determined by dividing (i) the sum of (x) an amount equal to the then current Warrant Price (as determined in accordance with the provisions of Section 9 hereof) multiplied
                                                    ---------
by the Purchasable Shares and (y) the total price or consideration to be paid in the Material Transaction by (ii) the sum of (a) the number of shares of Common Stock subject to the Material Transaction (or in the case of a sale of all or substantially all of the Company's assets, all of the outstanding number of shares, on an as converted basis, other than the Purchasable Shares) and (b) the number of Purchasable Shares. For purposes of this section, a "Material Transaction" shall include an initial public offering of Common Stock, a tender offer for shares of Common Stock or a merger.

          (3) If the Fair Market Value per share of Common Stock cannot be ascertained by any of the methods set forth in subsections b(1) or b(2)
                                               ----------------    ----
immediately above, the Fair Market Value per share of outstanding Common Stock shall be the value determined by the Company's board of directors in its sole discretion.

          (c) In the event of a sale of all or substantially all of the assets of the Company, and so long as at such time this Warrant has not been previously exercised in whole or in part, the Holder may elect as a complete alternative to an exercise of this Warrant pursuant to subsection (a) or subsection (b) hereof
                                        --------------    --------------
to tender to the Company for cancellation this Warrant in exchange for the right to receive that number of Warrant Shares equal to the greater of (i) 6,250,000 or (ii) the product of (x) 500,000 and (y) the quotient of the Net Proceeds of the Asset Sale divided by $1,000,000 (an "Asset Sale Warrant Exchange") in accordance with the terms of this subsection (the "Asset Sale Warrant Exchange Right"). An election to make an Asset Sale Warrant Exchange shall be made by surrender of this Warrant together with a duly executed Asset Sale Warrant Exchange Form in the form attached hereto as Exhibit C-1 in the manner specified
                                             -----------
in subsection (a) hereof.  For purposes of this subsection, the "Net Proceeds of
   --------------
the Asset Sale" shall mean the gross proceeds from a sale of all or substantially all of the assets of the Company (not including any liabilities of the Company as may be assumed as part of such a sale), less the sum of all costs incurred by the Company in connection with such sale, including, but not limited to, legal or other professional expenses and title insurance, Phase I or other environmental reports, surveys, filing, recording, notary, stamp taxes or documentary transfer fees. The amount of Net Proceeds of the Asset Sale shall be determined solely by the Company's Board of Directors in exercise of its reasonable judgment.

          (d) In the event of any exercise of this Warrant, certificates for the shares of the number of full Warrant Shares so purchased shall be in the name of, and delivered to, the Holder, or as the Holder may direct (subject to restrictions upon transfer contained herein). Such delivery shall be made within ten (10) days after exercise of this Warrant and at the Company's expense and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within ten (10) days after exercise of this Warrant.

     5.   Payment of Taxes.  The Company will pay all documentary stamp taxes,
          ----------------
if any, attributable to the initial issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to
                 --------- --------
pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any Warrant or certificates for Warrant Shares in a name other than that of the registered Holder of this Warrant in respect of which such Warrant Shares are issued.

     6.   Mutilated or Missing Warrant.  In case the certificate evidencing this
          ----------------------------
Warrant shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and in substitution for this Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of this Warrant and indemnity, if requested, also satisfactory to the Company. The Holder shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

     7.   Exchange of Warrant Certificates for Other Warrants.  This Warrant
          ---------------------------------------------------
certificate, when surrendered properly endorsed at the principal offices of the Company set forth in Section 4 hereof, or at such other office designated by the
                     ---------
Company in writing to the Holder, may be exchanged for another certificate or certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares.

     8.   Transferability.  This Warrant is not transferable, in whole or in
          ---------------
part, without the express written consent of the Company; and any such consented to transfer shall be evidenced on the books of the Company to be maintained for such purpose, upon surrender of this Warrant properly endorsed by the Holder in person or by duly authorized attorney, together with a written assignment of this Warrant substantially in the form of Exhibit D-1 hereto duly executed by
                                          -----------
the Holder or its duly authorized
attorney. The Company may treat the holder of record of this Warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

     9.   Warrant Price.  The price per share at which Warrant Shares shall be
          -------------
purchasable upon exercise of this Warrant (the "Warrant Price") shall be $.24 subject to adjustment pursuant to Section 10 hereof.
                                  ----------

     10.  Adjustment in Warrant Price.  In the event of changes in the
          ---------------------------
outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under this Warrant in the aggregate and the Warrant Price, shall be correspondingly adjusted to give the holder of this Warrant, in exercises for the same aggregate Warrant Price, the total number, class, and kind of shares as the holder would have owned had this Warrant been exercised prior to the event and had the holder continued to hold such shares until after the event requiring adjustment.

          (a) Notice of Adjustment.  Whenever the number of Warrant Shares
              --------------------
purchasable upon the exercise of this Warrant or Warrant Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Holder notice of such adjustment or adjustments and shall deliver to the Holder a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Call Price and Warrant Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment.

          (b) No Adjustment for Dividends.  Except as provided in Section 10
              ---------------------------                         ----------
hereof, no adjustment in respect of any dividend shall be made during the term of a Warrant or upon the exercise of a Warrant.

          (c) Preservation of Purchase Rights Upon Reclassification,
              ------------------------------------------------------
Consolidation, etc.  In case of any consolidation of the Company with or merger
- -------------------
of the Company into another corporation, such successor corporation shall execute with the Holder a Warrant providing that such Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of this Warrant the kind and amount of shares and/or other consideration which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The Company shall mail by first class mail, postage prepaid, to each Holder, notice of the execution of any such agreement. Such Warrant shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 10 hereof. The provisions of this subsection 10(c)
                ----------                                 ----------------
shall similarly apply to successive consolidations, mergers, sales or conveyances.

     11.  Notices.  Any notice pursuant to this Warrant by the Company to the
          -------
Holder, or by the Holder to the Company, shall be in writing and shall be mailed first class, postage prepaid, or delivered (a) to the Company at 101 Morgan Lane, Suite 180, Plainsboro, New Jersey 08536, Attention: Theresa C. Morris, or
(b) to the Holder at 18004 Skypark Circle, Irvine, California 92714, or delivered to any new holder of record at its respective address on the books of the Company. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

     12.  Successors.  All the covenants and provisions of this Warrant by or
          ----------
for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

     13.  Merger or Consolidation of the Company.  The Company will not merge or
          --------------------------------------
consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume by supplemental agreement satisfactory in form to the holder of record of this Warrant and executed and delivered to such holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

     14.  Applicable Law.  This Warrant shall be governed by and construed in
          --------------
accordance with the laws of the State of Nevada, without giving effect to principles of conflict of laws.

     15.  Benefits of this Warrant.  Nothing in this Warrant shall be construed
          ------------------------
to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant; but this Warrant shall be for the sole and exclusive benefit of the Company and the Holder of this Warrant.

     16.  Counterparts.  This Warrant may be executed in any number of
          ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     17.  Captions.  The captions of the Sections and subsections of this
          --------
Warrant have been inserted for convenience only and shall have no substantive effect.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary, as of this 26th day of June, 1996.


                           RIO GRANDE MINING COMPANY


                           By:  /s/ Andrew K. Simpson
                                ---------------------
                                Andrew K. Simpson
                                President, Chief Executive Officer

                                  EXHIBIT A-1

                           RIO GRANDE MINING COMPANY

                                 PURCHASE FORM

          The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, ________shares of the stock provided for therein and requests that certificates for such shares be issued in the name of:


- --------------------------------------------------------------------------------
(Please Print Name, Address and Social Security No. or Taxpayer Identification No.)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant Certificate for the balance remaining of the shares purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below.

DATED:  __________________, 199__

Name of Warrantholder or Assignee:----------------------------------------------
                                      (Please Print)

Address:------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Signature:----------------------------------------------------------------------


Signature Guaranteed:     NOTE:  The above signature must correspond with the
                                 name as written upon the face of this Warrant
                                 Certificate in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.

                                  EXHIBIT B-1

                           RIO GRANDE MINING COMPANY

                               NET ISSUANCE FORM

     The undersigned hereby irrevocably elects to exercise the Net Issuance Right represented by the within Warrant for, and to purchase thereunder, shares of the stock provided for therein and requests that certificates for such shares be issued in the name of:

- --------------------------------------------------------------------------------

(Please Print Name, Address and Social Security No. or Taxpayer Identification No.)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

and authorizes the Company to calculate the number of shares issuable following such exercise, as determined in accordance with Section 4(b) of the within Warrant.


DATED:  ________________, 199__

Name of Warrantholder or Assignee:----------------------------------------------
                            (Please Print)

Address:------------------------------------------------------------------------

        ------------------------------------------------------------------------

Signature:----------------------------------------------------------------------


Signature Guaranteed:     NOTE:  The above signature must correspond with the
                                 name as written upon the face of this Warrant
                                 Certificate in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.

                                  EXHIBIT C-1

                           RIO GRANDE MINING COMPANY

                        ASSET SALE WARRANT EXCHANGE FORM

     The undersigned hereby irrevocably elects to exercise the Asset Sale Warrant Exchange Right represented by the within Warrant for, and to purchase thereunder, shares of the stock provided for therein and requests that certificates for such shares be issued in the name of:


- --------------------------------------------------------------------------------
(Please Print Name, Address and Social Security No. or Taxpayer Identification No.)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

and authorizes the Company to calculate the number of shares issuable following such exchange, as determined in accordance with Section 4(c) of the within Warrant.


DATED:  __________________, 199__

Name of Warrantholder or Assignee:----------------------------------------------
                            (Please Print)

Address:------------------------------------------------------------------------

        ------------------------------------------------------------------------

Signature:----------------------------------------------------------------------


Signature Guaranteed:     NOTE:  The above signature must correspond with the
                                 name as written upon the face of this Warrant
                                 Certificate in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.

                                  EXHIBIT D-1

                                   ASSIGNMENT
                 (To be signed only upon assignment of Warrant)


           FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

- --------------------------------------------------------------------------------
         (Name and Address of Assignee Must Be Printed or Typewritten)

- --------------------------------------------------------------------------------

the within Warrant, hereby irrevocably constituting and appointing


- ----------------------------------------------------------------------- Attorney
to transfer said Warrant on the books of the Company, with full power of substitution in the premises.


DATED:  _________________, 199__



                                ----------------------------------
                                Signature of Registered Holder

Signature Guaranteed:    NOTE:      The above signature must correspond with the
                                    name as written upon the face of this
                                    Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.